EXHIBIT 99

EMC Insurance Group Inc. Announces 2013
Third Quarter Earnings Call and Access
Information

DES MOINES, Iowa (October 17, 2013) - EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today announced that 2013 third quarter earnings results will be released before the market opens on November 7, 2013. An earnings call will be held at noon Eastern time on that date to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s 2013 third quarter earnings results, as well as its expectations for the remainder of the year.

Teleconference:
Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through February 7, 2014. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); conference ID no. 100523.

Webcast:
A webcast of the teleconference can be accessed at the Company’s investor relations page at www.emcins.com/ir. The archived webcast will be available until February 7, 2014.

Transcript:
A transcript of the teleconference will be available on the Company’s website soon after the completion of the teleconference.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.